Exhibit 99.1

 News Release

For Further Information Call:
Walter A. Shephard
Vice President Finance, CFO, and Treasurer
Voice: 860-704-3955
inquire@zygo.com

For Immediate Release

ZYGO REPORTS FISCAL 2010 FIRST QUARTER RESULTS

MIDDLEFIELD, CT, October 29, 2009 – Zygo Corporation (NASDAQ: ZIGO) today announced its financial results for the first quarter of fiscal 2010. First quarter fiscal 2010 orders of $22.7 million increased by $7.9 million, or 53%, over fourth quarter fiscal 2009 orders, reflecting continuing improvement in the overall business climate in our markets. First quarter fiscal 2010 net sales of $21.3 million decreased $2.5 million, or 10%, over fourth quarter fiscal 2009 net sales, reflecting the weakness in orders we experienced during the last half of fiscal 2009. First quarter fiscal 2010 net sales decreased $16.2 million, or 43%, over first quarter fiscal 2009 net sales.

The Company recorded a net loss from continuing operations, net of tax, for first quarter fiscal 2010 of $4.0 million, or $0.23 per diluted share, as compared with $0.8 million of net earnings from continuing operations, net of tax, or $0.05 per diluted share, for first quarter fiscal 2009. Including a $1.8 million loss from discontinued operations, net of tax, or $0.11 per diluted share, our total net loss for first quarter fiscal 2010 was $5.8 million, or $0.34 per diluted share. In line with the strategy to work with OEM partners for system-related activity, the Company has discontinued its IC packaging operation in Singapore. The above-reported loss from discontinued operations includes the loss from operations during the quarter for this discontinued business, as well as the effect of impairments of its remaining assets and related closure reserves.

Commenting on the first quarter results of fiscal 2010, ZYGO’s chief executive officer, Bruce Robinson, said, “The first quarter of fiscal 2010 included a number of highlights. Primarily, order momentum was clearly evident in both our Metrology and Optical Divisions. The increase in customer bookings across virtually all of our markets is an indication that the business environment in these markets appears to be improving. We are pleased that our balance sheet has remained strong with our cash and marketable securities increasing by more than $2.0 million over the previous quarter.”

Order highlights:

-	Metrology Division orders increased by $5.1 million, or 49%, over the fourth quarter of fiscal 2009, including:

	o	An increase across our instrument, lithography, and vision system product lines.

	o	The first order for OEM sensor heads.

-	Optical Division orders increased by $2.8 million, or 64%, over the fourth quarter of fiscal 2009, including:

	o	A multi-million dollar follow-on order from a life sciences customer.

	o	Strong order activity for laser fusion optics.

Mr. Robinson continued, “With the completion of our agreement with Toho Technologies and the restructuring of our Vision Systems group, we have substantially reorganized our business. These actions, along with our earlier cost savings, have enabled us to significantly increase our operating leverage. We believe these measures will also improve our customer coverage and strengthen our ability to concentrate on our core markets and technology. This focus on core technology development is expected to benefit our Metrology Division’s instruments and OEM products and lead to increased market penetration of our core technology.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

Note: ZYGO’s teleconference to discuss the results of the first quarter of fiscal 2010 will be held at 6 PM Eastern Time on October 29, 2009 and can be accessed by dialing 800-926-6309. This call is web cast live on ZYGO’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Forward-Looking Statements
All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; and the risk related to the Company’s transition to new senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K, as amended by our Form 10-K/A, for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009 and October 26, 2009, respectively.

Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended
	September 30,
	2009	2008
Net sales	$21,325	$37,493
Cost of goods sold	14,151	21,006
Gross profit	7,174	16,487
Selling, general, and administrative expenses	6,555	9,085
Research, development, and engineering expenses	3,647	5,306
Provision for doubtful accounts and notes	221	382
Operating expenses	10,423	14,773
Operating profit (loss)	(3,249)	1,714

Other income (expense)
Interest income	51	369
Miscellaneous income (expense)	60	(444)
Total other income (expense)	111	(75)
Earnings (loss) from continuing operations before income tax,
including non-controlling interest	(3,138)	1,639
Income tax expense	(682)	(531)
Net earnings (loss) from continuing operations	(3,820)	1,108

Loss from discontinued operations, net of tax	(1,835)	(329)

Net earnings (loss) including non-controlling interest	(5,655)	779
Net earnings attributable to non-controlling interest	132	276
Net earnings (loss) attributable to Zygo Corporation	$(5,787)	$503

Net earnings (loss) from continuing operations attributable to
Zygo Corporation	$(3,952)	$832

Basic and Diluted - Earnings (loss) per share attributable to
Zygo Corporation
Continuing operations	$(0.23)	$0.05
Discontinued operations	(0.11)	(0.02)
Net earnings (loss) per share	$(0.34)	$0.03

Weighted average shares outstanding
Basic shares	16,943	16,775
Diluted shares	16,943	17,162

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2009	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$35,721	$32,723
Marketable securities	3,005	4,015
Receivables, net	19,999	20,874
Inventories	28,162	30,452
Prepaid expenses and other	1,729	1,527
Income tax receivable	307	1,022
Current assets of discontinued operations	25	294
Total current assets	88,948	90,907

Marketable securities	603	499
Property, plant, and equipment, net	26,110	27,325
Intangible assets, net	4,203	4,211
Other assets	1,013	1,013
Non current assets of discontinued operations	-	144
Total assets	$120,877	$124,099

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,848	$5,089
Accrued expenses	15,040	15,745
Income tax payable	615	-
Current liabilities of discontinued operations	690	331
Total current liabilities	22,193	21,165

Long-term income tax payable	1,826	1,826
Other long-term liabilities	1,013	1,081
Non current liabilities of discontinued operations	364	-
Commitments and contingencies	-	-

Total Stockholders' Equity - Zygo Corporation	93,845	98,583
Non-Controlling Interest	1,636	1,444
Total stockholders' equity	95,481	100,027
Total liabilities and stockholders' equity	$120,877	$124,099